UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2014

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 1900
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2014, Acucela Inc. (the "Company") entered into a Sublease Agreement with The Boeing Company for the lease of approximately 38,723 square feet of office space at 1301 Second Avenue in Seattle, Washington. The term of the lease commences on January 1, 2015 and, subject to the terms of the lease, will expire on either November 30, 2021 or February 22, 2022.

The foregoing description of the Sublease Agreement between The Boeing Company and Acucela Inc. is qualified in its entirety by reference to the full text of the Sublease Agreement which is filed as Exhibit 10.13 with portions of the Sublease Agreement omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. A redacted copy of the Agreement is attached as Exhibit 10.13 hereto and is incorporated into this current report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.13
Sublease Agreement between The Boeing Company and Acucela Inc. (Confidential treatment has been requested for the redacted portions of this exhibit. Such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ David L. Lowrance
David L. Lowrance
Date: July 1, 2014		Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.13
Lease Agreement between The Boeing Company and Acucela Inc. (Confidential treatment has been requested for the redacted portions of this exhibit. Such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.)